EXHIBIT 24.1
ARGO-TECH CORPORATION
ANNUAL REPORT ON FORM 10-K
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Argo-Tech Corporation, a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of Michael S. Lipscomb, Paul R. Keen, John S. Glover and Paul A. Sklad as his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended October 29, 2005 (the “Form 10-K”) pursuant to Section 15 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof; provided that such Form 10-K and any amendments thereto are first approved by the Audit Committee of the Board of Directors of AT Holdings Corporation.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     Executed as of this 26th day of January 2006.

Signature	Title

/s/ Michael S. Lipscomb

Michael S. Lipscomb	Chairman, President, Chief Executive Officer and Director

/s/ John S. Glover

John S. Glover	Vice President and Chief Financial Officer

/s/ Paul A. Sklad

Paul A. Sklad	Controller

/s/ John Daileader

John Daileader	Director

/s/ Reginald L. Jones, III

Reginald L. Jones, III	Director

/s/ Jeffrey W. Long

Jeffrey W. Long	Director

/s/ Kathleen Moran

Kathleen Moran	Director

/s/ Daniel S. O'Connell

Daniel S. O'Connell	Director

/s/ John R. Woodard

John R. Woodard	Director